Exhibit 5.2

[LETTERHEAD OF VENABLE LLP]

June 3, 2020

Service Properties Trust
Two Newton Place

255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634

Re:	Registration Statement on Form S-3 (File No. 333-226944)

Ladies and Gentlemen:

We have served as Maryland counsel to Service Properties Trust, a Maryland real estate investment trust (the “Company”), and the Company’s subsidiaries identified on Schedule I hereto (the “Subsidiaries”), in connection with certain matters of Maryland law arising out of the sale and issuance of $800,000,000 aggregate principal amount of the Company’s 7.50% Senior Notes due 2025 (the “Notes”), and the guarantees by the Subsidiaries (the “Guarantees”) of the obligations of the Company under the Notes, in an underwritten public offering, covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.                  The Registration Statement and the Prospectus included therein;

2.                  The Prospectus Supplement, dated June 3, 2020, in the form to be filed by the Company with the Commission pursuant to Rule 424(b) under the 1933 Act;

3.                  The Amended and Restated Declaration of Trust of the Company, as amended and supplemented, certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.                  The Amended and Restated Bylaws of the Company, as amended, certified as of the date hereof by an officer of the Company;

5.                  The Declarations of Trust of each of the Trust Subsidiaries (as defined on Schedule I), certified by the SDAT;

6.                  The Bylaws of each of the Trust Subsidiaries, certified as of the date hereof by an officer of each of the Trust Subsidiaries;

Service Properties Trust

June 3, 2020

7.                  The Articles of Organization of each of the LLC Subsidiaries (as defined on Schedule I), certified by the SDAT;

8.                  The Operating Agreements of each of the LLC Subsidiaries, certified as of the date hereof by an officer of each of the LLC Subsidiaries;

9.                  The Charters of each of the Corporate Subsidiaries (as defined on Schedule I), certified by the SDAT;

10.                The Bylaws of each of the Corporate Subsidiaries, certified as of the date hereof by an officer of each of the Corporate Subsidiaries;

11.                A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

12.                Resolutions adopted by the Board of Trustees of the Company, and a duly authorized committee thereof, relating to the authorization of the issuance of the Notes (the “Company Resolutions”), certified as of the date hereof by an officer of the Company;

13.                Resolutions adopted by the Board of Trustees, Managing Members or the Board of Directors, as the case may be, of the Subsidiaries, relating to the Guarantees, certified as of the date hereof by an officer of each of the Subsidiaries;

14.                A certificate executed by an officer of the Company and each of the Subsidiaries, dated as of the date hereof; and

15.                Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.                  Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.                  Each individual executing any of the Documents on behalf of a party (other than the Company and the Subsidiaries) is duly authorized to do so.

3.                  Each of the parties (other than the Company and the Subsidiaries) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Service Properties Trust

June 3, 2020

4.                  All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.                  The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.                  Each of the Trust Subsidiaries is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland. Each of the LLC Subsidiaries is a limited liability company duly formed and existing under and by virtue of the laws of the State of Maryland. Each of the Corporate Subsidiaries is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland.

3.                  The issuance of the Notes has been duly authorized and, when issued and delivered by the Company against payment therefor pursuant to the Company Resolutions and otherwise in accordance with the Registration Statement, the Notes will be validly issued.

4.                  The execution, delivery and performance of the Guarantees by the Subsidiaries have been duly authorized by the Subsidiaries.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with, or the applicability of, federal or state securities laws, including the securities laws of the State of Maryland.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the issuance of the Notes (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP

SCHEDULE I

Trust Subsidiaries

Subsidiaries that are Maryland real estate investment trusts (the “Trust Subsidiaries”)

1.	HPT Geary Properties Trust
2.	HPT IHG-2 Properties Trust
3.	HPT TA Properties Trust
4.	HPTCY Properties Trust
5.	HPTMI Properties Trust

LLC Subsidiaries

Subsidiaries that are Maryland limited liability companies (the “LLC Subsidiaries”)

6.	Harbor Court Associates, LLC
7.	HPT Clift TRS LLC
8.	HPT CW MA Realty LLC
9.	HPT Geary ABC Holdings LLC
10.	HPT IHG Chicago Property LLC
11.	HPT IHG GA Properties LLC
12.	HPT IHG-3 Properties LLC
13.	HPT State Street TRS LLC
14.	HPT TA Properties LLC
15.	HPT Wacker Drive TRS LLC
16.	SVC Holdings LLC

Corporate Subsidiaries

Subsidiaries that are Maryland corporations (the “Corporate Subsidiaries”)

17.	Cambridge TRS, Inc.
18.	HPT CY TRS, Inc.
19.	HPT TRS IHG-2, Inc.
20.	HPT TRS Inc.
21.	HPT TRS MRP, Inc.
22.	HPT TRS SPES II, Inc.
23.	HPT TRS WYN, Inc.